Exhibit 99.1

ARC Group ANNOUNCES APPOINTMENT OF

SEENU G. KASTURI AS PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Kasturi Will Also Serve as Chairman of the Company’s Board of Directors

JACKSONVILLE, Fla. – January 18, 2017 – ARC Group, Inc. (OTCQB: ARCK), the owner, operator and franchisor of the award-winning Dick's Wings & Grill® concept, today announced that the Company’s Board of Directors appointed Seenu G. Kasturi to serve as President and CFO, and as the Chairman of the Board of Directors, effective immediately. Kasturi replaces Daniel Slone as CFO, a position Slone has held since 2013.

Kasturi will oversee ARC Group’s accounting and finance operations, and will assume responsibility for the Company’s financial reporting, mergers and acquisitions, capital raising, investor relations, financial planning, and business development. He will also contribute significantly to the continued evolution and execution of the Company’s corporate strategy.

Kasturi has served as the President and CEO of Blue Victory Holdings, Inc., an asset development firm focused primarily on the ownership and management of branded restaurants, since 2009. Blue Victory Holdings and its affiliated companies have owned and operated nearly 100 global branded restaurants during the last several years, generating in excess of $50 million in annual revenue. He has also served as the President and CEO of DWG Acquisitions, LLC, which is the largest franchisee of ARC Group with six Dick’s Wings and Grill restaurants under ownership, since 2013. Prior to that, Kasturi founded K&L Investment Realty, which owned and managed restaurants and real estate properties. Additionally, he served as a certified financial planner, a SEC-registered broker and an investment advisor earlier in his career.

“Seenu is a great addition to our team and we are confident that his leadership and experience will be a strong asset to the long-term success of our Company,” stated Richard W. Akam, CEO of ARC Group. “He brings extensive financial, transactional and strategic experience to our team and will play a critical role as we continue to grow and diversify our business. As our largest franchisee, Seenu has acquired a deep knowledge of our business. This, combined with his substantial background in the restaurant industry, make him more than qualified to take on the roles of President and CFO.”

Akam continued, “For more than two decades, Seenu has built an impressive track record of strategic, operational and commercial accomplishments. His track record demonstrates an ability to create value and growth for companies where he has been part of the leadership team. We look forward to using his expertise to enhance our organization and in demonstrating and communicating our value proposition to investors.”

“I can’t imagine a more exciting time to join ARC Group,” stated Kasturi. “I believe in the Company’s people, brands, products and values, and look forward to leading the team in winning customers and driving growth. I see a great opportunity to continue building on the company’s success in the restaurant industry and creating value for our shareholders.”

Akam concluded, “I also want to thank Daniel Slone for his many valuable contributions to ARC Group over the past several years and wish him every success in the future.”

Dick's Wings restaurants are family fun fooderys® where both families and sports fans can go to enjoy a unique restaurant experience from first bite to last call®.  Dick's Wings offers a variety of boldly-flavored menu items highlighted by its award-winning, Buffalo, New York-style chicken wings and hog wings and its Dick's Blingz® boneless chicken wings, for which it boasts 365 mouth-watering flavors.  It also offers customers a variety of fresh sandwiches, burgers, wraps, salads and signature waffle fries.  Guests enjoy these menu items in an elevated sports-themed environment that includes flat screen TVs located throughout each restaurant and children's areas filled with video games and other forms of children's entertainment.

Dick's Wings is actively offering franchise opportunities in the Orlando, Tampa, Gainesville and Mobile/Pensacola metropolitan areas.  For more information about Dick's Wings exciting menu offering and locations, and for additional franchising information, please visit www.dickswingsandgrill.com.

About ARC Group, Inc.

ARC Group, Inc., headquartered in Lafayette, Louisiana, is the owner, operator and franchisor of the Dick's Wings & Grill concept and owns 50% of the owner, operator and franchisor of the Wing Nutz® concept.  Now in its 22nd year of operation, Dick's Wings prides itself on its award-winning chicken wings and hog wings spun in its signature sauces and seasonings.  Wing Nutz offers a large selection of premium baked chicken wings and other baked products.  Wing Nutz also offers its own proprietary line of craft beers under the brand "Nut Job Beers".  Dick's Wings has 18 restaurants in Florida and six restaurants in Georgia.  It also has two concession stands at EverBank Field, home of the NFL's Jacksonville Jaguars.  Wing Nutz has nine restaurants in Utah, two restaurants in Texas, one restaurant in Nevada and one restaurant in Idaho.

Safe Harbor Provision

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby.  All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the Company's future financial position, business strategy, plans and objectives, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, those factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings and submissions with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact:

Tyler Deur

Lambert, Edwards & Associates

(616) 233-0500

tdeur@lambert-edwards.com